UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2014

INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 SW Federal Highway Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 403-2992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014, Jacquelyn B. Bolles resigned as Chief Financial Officer of Information Systems Associates, Inc. She will continue to provide services as a consultant.

On January 7, 2014, Adrian Goldfarb, the Company’s President, was appointed Chief Financial Officer. He is 56 years old.

Mr. Goldfarb became a director of the Company in April 2010. On June 26, 2012, he was appointed as President and Chief Financial Officer, effective July 1, 2012. On December 20, 2012, Mr. Goldfarb was appointed Chief Operating Officer, effective January 2, 2013, resigning as the Company’s Chief Financial Officer. From February 2008 through May 2012 Mr. Goldfarb was the Chief Financial Officer of Ecosphere Technologies, Inc. where he was instrumental in guiding the Company through its growth from $0.3 million in annual revenues in 2008 to more than $21 million in annual revenues in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

Date: January 13, 2014	By:	/s/ Joseph P. Coschera
	Name:	Joseph P. Coschera
	Title:	Chief Executive Officer